Ex. T3A.41

Form BCA-2.10	ARTICLES OF INCORPORATION
(Rev. Jan. 1999)		SUBMIT IN DUPLICATE!
Jesse White	This space for use by Secretary of State

Secretary of State	FILED
Department of Business Services
Springfield, IL 62756		This space for use by
http://www.sos.state.il.us	MAY 18 – 2001	Secretary of State
Payment must be made by certi-		Date
fied check, cashier’s check, Illnois	JESSE WHITE
attorney’s check, Illinois	SECRETARY OF STATE	Franchise Tax $
C.P.A.’s check or money order,		Filing Fee $
payable to “Secretary of State.”		Approved:

1.	CORPORATE NAME:	SLA SU CASA, INC.

(The corporate name must contain the word “corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	C T Corporation System
		First Name	Middle Initial	Last Name

	Initial Registered Office:	c/o C T Corporation System, 208 South LaSalle Street
		Number	Street	Suite #

		Chicago	IL Cook	60604
		City	County	Zip Code

3.
Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)

The purpose of the corporation is to own and operate restaurants and to engage in any act or activity for which corporations may be organized to do business under the Illinois Business Corporations Act of 1983, as amended.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:
	Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
	Common	$ none	100	100	$10,000

					TOTAL = $ 10,000

Paragraph 2:  The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

(over)

5.	(a)	Number of directors constituting the initial board of directors of the corporation: three (3) .
	(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:
		Name	Residential Address	City, State, ZIP
		Aaron D. Spencer	69 Farlow Road, Newton, MA 02159
		Craig S. Miller	11 Merrall Road, Dedham, MA 02026
		Paul W. Mac Phail	241 Lumber Street, Hopkington, MA 01748

6. OPTIONAL:	(a)It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$
	(b)It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$
	(c)It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$
	(d)It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7. OPTIONAL:	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)
The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	May 17	,	2001
	(Month & Day)		Year

Signature and Name		Address
1.	/s/ George W. Herz II	1.	100 Charles Park Road
	Signature		Street
	George W. Herz II		West Roxbury, MA 02132
	(Type or Print Name)		City/Town	State	ZIP Code

2.
	Signature		Street

	(Type or Print Name)		City/Town	State	ZIP Code

3.
	Signature		Street

	(Type or Print Name)		City/Town	State	ZIP Code
(Signatures must be in BLACK INK on original document.  Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE:  If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE
•	The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.
•	The filing fee is $75.
•	The minimum total due (franchise tax + filing fee) is $100.
(Applies when the Consideration to be Received as set forth in item 4 does not exceed $16,667)
•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.
 Illinois Secretary of State                                                           Springfield, IL 62756
 Department of Business Services                                            Telephone (217) 782-9522 or 782-9523                  C-162.20